As filed with the Securities and Exchange Commission on October 10, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
webMethods, Inc.
(Exact name of registrant as specified in its charter)

Delaware	54-1807654
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)
3877 Fairfax Ridge Road, South Tower
Fairfax, Virginia 22030
(Address of principal executive offices)
Infravio, Inc. 2000 Plan
(Full title of the Plan(s))
David Mitchell
President and Chief Executive Officer
webMethods, Inc.
3877 Fairfax Ridge Road, South Tower
Fairfax, Virginia 22030
(Name and address of agent for service)
(703) 460-2500
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate offering	Amount of
Title of Securities to be Registered	be registered(1)	per share(2)	price(2)	registration fee
Common Stock, par value $0.01 per share(3)	161,050 shares	$7.81	$1,257,801	$134.58

(1)	Includes 161,050 shares subject to Infravio, Inc.’s options, all of which were issued pursuant to the Infravio, Inc. 2000 Plan, and all of which were assumed by the Registrant on September 27, 2006, in connection with the Registrant’s acquisition of Infravio, Inc. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares and related preferred stock purchase rights which may be offered and issued by the Registrant to prevent dilution from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices reported on the Nasdaq Market on October 5, 2006.

(3)	Including the related preferred stock purchase rights pursuant to the Rights Agreement, dated as of October 18, 2001, between the Registrant and American Stock Transfer & Trust Company as Rights Agent.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS
     The information required by Part I is included in the documents sent or given to participants in the Infravio, Inc. 2000 Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:
•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, filed on June 22, 2006, pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the Registrant’s latest fiscal year;

•	the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006, filed on August 9, 2006, pursuant to Section 13(a) or 15(d) of the Exchange Act;

•	the Registrant’s Current Reports on Form 8-K filed on May 15, 2006, September 5, 2006, September 14, 2006, September 18, 2006 and October 3, 2006; and

•	the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed with the Commission under Section 12 of the Exchange Act on February 10, 2000, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Morrison & Foerster LLP is outside counsel for the Registrant and will pass upon the validity of the shares offered under the Infravio, Inc. 2000 Plan. Jack L. Lewis, who is a member of Morrison & Foerster LLP, serves as a member of the Registrant’s Board of Directors. Mr. Lewis beneficially owns 123,408 shares of the Registrant’s common stock (including options exercisable within 60 days).
Item 6. Indemnification of Directors and Officers.
     Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director’s liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article VII of the Registrant’s Fifth amended and Restated Certificate of Incorporation, as amended (the “Charter”), eliminates the personal liability of each of the Registrant’s directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by Delaware Law.
     Article Six of the Registrant’s Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.
     Section 145 of the Delaware Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
     In addition to the indemnification provided in the Registrant’s Charter and the Amended and Restated Bylaws and by Delaware law, the Registrant has entered into indemnification agreements with its directors and executive officers to provide additional contractual assurances regarding the scope of indemnification and to provide additional procedural protections.
     The Registrant also carries insurance policies that cover its individual directors and officers for legal liability and which would pay on their behalf for expenses of indemnifying them in accordance with the Charter, Amended and Restated Bylaws and Delaware law.
Item 7. Exemption From Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Document
4.1	Fifth Amended and Restated Certificate of Incorporation of webMethods, Inc., as amended (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2001 (File No. 1-15681) and incorporated herein by this reference)

4.2	Second Amended and Restated Bylaws of webMethods, Inc. (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended December 31, 2004 (File No. 1-15681) and incorporated herein by this reference)

4.3	Specimen certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-91309) and incorporated herein by this reference)

4.4	Rights Agreement dated as of October 18, 2001 between the Registrant and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 000-33329) and incorporated herein by this reference)

4.5	Infravio, Inc. 2000 Stock Plan (filed herewith)

5.1	Opinion of Morrison & Foerster LLP (filed herewith)

23.1	Consent of Morrision & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof)
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant, webMethods, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fairfax, Virginia on October 6, 2006.

WEBMETHODS, INC.
By:	/s/ DAVID MITCHELL
David Mitchell
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints David Mitchell and Michael Krone, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID MITCHELL	President, Chief Executive Officer and Director	October 6, 2006

David Mitchell

/s/ MARK L. WABSCHALL	Executive Vice President, Chief Financial Officer and Treasurer	October 6, 2006

Mark L. Wabschall

/s/ JOHN ANDARY	Executive Vice President (principal financial officer)	October 6, 2006

John Andary

/s/ MICHAEL KRONE	Chief Accounting Officer	October 6, 2006

Michael Krone

/s/ JAMES P. GAUER	Director	October 6, 2006

James P. Gauer

/s/ R. JAMES GREEN	Director	October 6, 2006

R. James Green

Signature	Title	Date

/s/ PETER GYENES	Director	October 6, 2006

Peter Gyenes

/s/ JERRY J. JASINOWSKI	Director	October 6, 2006

Jerry J. Jasinowski

/s/ JACK L. LEWIS	Director	October 6, 2006

Jack L. Lewis

/s/ VINCENT J. MULLARKEY	Director	October 6, 2006

Vincent J. Mullarkey

/s/ GENE RIECHERS	Director	October 6, 2006

Gene Riechers

/s/ WILLIAM V. RUSSELL	Non-Executive Chairman of the Board and Director	October 6, 2006

William V. Russell

INDEX TO EXHIBITS

Exhibit
Number	Document
4.1	Fifth Amended and Restated Certificate of Incorporation of webMethods, Inc., as amended (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended March 31, 2001 (File No. 1-15681) and incorporated herein by this reference)

4.2	Second Amended and Restated Bylaws of webMethods, Inc. (filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the three months ended December 31, 2004 (File No. 1-15681) and incorporated herein by this reference)

4.3	Specimen certificate for shares of the Registrant’s Common Stock (filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-91309) and incorporated herein by this reference)

4.4	Rights Agreement dated as of October 18, 2001 between the Registrant and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 000-33329) and incorporated herein by this reference)

4.5	Infravio, Inc. 2000 Stock Plan (filed herewith)

5.1	Opinion of Morrison & Foerster LLP (filed herewith)

23.1	Consent of Morrision & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP (filed herewith)

24.1	Power of Attorney (included on signature page hereof)